EXHIBIT 99.1

FOR IMMEDIATE RELEASE
                                                                           dssi
CONTACT:                                                                  [LOGO]

John A. Moore, CEO
DATA SYSTEMS & SOFTWARE INC.
(201) 529-2026
E-mail: jamoore@dssiinc.com

                     DATA SYSTEMS & SOFTWARE INC. ANNOUNCES
                  RESULTS FOR THE YEAR ENDED DECEMBER 31, 2005

           --To Focus on Energy Intelligence Assets and Port Security
            Operations Following Disposition of Hardware Sales Unit--

          --Announces April 5 Conference Call with New CEO John Moore--

Mahwah, New Jersey - March 31, 2005 -- Data Systems & Software Inc. (OTCBB:
DSSI) today announced results for the year ended December 31, 2005.

      The results as reported reflect the Company's sale in August 2005 of its dsIT Technologies subsidiary and its associated outsourcing consulting business. Under applicable accounting principles, the results of this business were reclassified in the current periods and for all prior periods as discontinued operations. The condensed results of these operations are presented in each of the current and comparative periods as net income from discontinued operations. The continuing operations and assets of the Company's software consulting and development segment consist of dsIT's project development services and solutions activities, including its port security business.

      The results continue to reflect the Company's computer hardware sales segment for the periods reported. As previously announced, these activities, which were conducted through the Company's Databit subsidiary, were sold in March 2006 and will be reflected as a discontinued operation in future periods.

      Sales for the year 2005 increased marginally to $21.9 million from 2004 sales of $21.8 million. The increase was due to an increase in sales of the software consulting and development segment, partially offset by a decrease in sales of the computer hardware segment.

      The decrease in gross profit to $4.4 million in 2005 as compared to $4.6 million in 2004, was entirely attributable to a decrease of $0.6 million in gross profit in the computer hardware segment, which was partially offset by an increase in gross profit in its software consulting and development segment of $0.4 million. In the software consulting and development segment, the gross profit margin increased to 29%, from 25% in 2004, whereas in the computer hardware sales segment gross profit margin decreased to 18% from 20% in 2004.

      The decrease in selling, general, marketing and administrative (SMG&A) expenses to $6.5 million in 2005, as compared to $7.1 million in 2004, was primarily due to lower corporate professional fees and compensation expense in the computer hardware segment in 2005. The decrease in net finance expenses was attributable to the continued reduction of dsIT's outstanding bank debt.

      The decrease in income tax expense in 2005 was primarily due to a tax benefit recorded from the sale of the Company's dsIT Technologies subsidiary, partially offset by a one-time expense due to the reorganization of dsIT's business, which resulted in the expensing of certain previously recognized foreign income tax assets.

      The Company's share of Comverge's net loss was $0.4 million in 2005, down from $1.2 million in 2004. This reduction in the Company's share of the Comverge loss is attributable to the Company ceasing to record equity losses in Comverge, as its preferred stock investment has been reduced to zero.

      The net loss from the Company's continuing operations was reduced to $2.2 in 2005 from $2.4 million in 2004.

      In August 2005, the Company sold its Israeli outsourcing consulting business for approximately $3.7 million, resulting in a gain of $0.5 million. Net income from these operations, net of income taxes, have been restated for 2004. The decrease in net income from discontinued operations, net of tax, is due to the fact that the 2005 period reflects the operations through the date of the sale of the business in August 2005, as compared to 2004 which reflects an entire year's results.

      John A. Moore, Chairman, President and Chief Executive Officer of DSSI commented: "My number one priority is to help the greater investment community understand the potential of Comverge. Comverge, was incubated at dsIT and was further developed following our acquisition of energy intelligence technology and expertise through our purchase of the Lucent and Scientific Atlanta's energy intelligence businesses in 1998 and 1999. Comverge, which is establishing itself as the #1 energy Demand Response solutions provider, was named by Newsweek Magazine as "One of the Top Ten Eco-Friendly Companies in North America" in the November 21, 2005 issue." Mr. Moore continued, "With the recent heightened sensitivity to port security, we are also looking at doing more to leverage off dsIT's platform of expertise in naval and port security solutions."

      The Company also announced that it will host a conference call with its new President and CEO John A. Moore on Wednesday, April 5, 2006 at 2:00 p.m. Eastern time. To participate, call (800) 967-7140 (U.S. toll-free number) or
(719) 457-2629 (international callers) and mention passcode: 9824009.

About DSSI

      Data Systems & Software Inc. (OTCBB: DSSI) is a provider of software consulting and development services, In addition, its Comverge Inc. equity affiliate is a leading Demand Response company enabling utilities, industry and consumers to better manage peak electricity usage. Additional information about DSSI is available at www.dssiinc.com and at www.dsit.co.il.

About Comverge

      Comverge, Inc., The Power in Power Technology(TM), is a leading Demand Response company whose investors include Nth Power, EnerTech Capital, Data Systems & Software Inc. (OTC Bulletin Board: DSSI), E.ON Venture Partners GmbH, Ridgewood Capital, Easton Hunt Capital Partners, L.P., Norsk Hydro Technology Ventures, Rockport Capital Partners, Partners for Growth and Shell Internet Ventures, an affiliate of the Royal Dutch/Shell Group of Companies. Providing software and system solutions to over 500 clients in the electric utility industry, Comverge implements both integrated and outsourced solution based models for remote meter reading, distributed generation monitoring, and time-of-use billing and demand response, and direct or voluntary load control initiatives. For additional information about Comverge visit www.comverge.com.

This press release includes forward-looking statements, which are subject to risks and uncertainties. This press release includes forward-looking statements, which are subject to risks and uncertainties. Actual results may vary from those projected or implied by such forward-looking statements. The ability of the Company to maintain profitable operations in its consolidated operating segments is subject to risks and uncertainties related to conditions in the real-time and IT solutions market and the market for Demand Response and other energy intelligence solutions. The ability of Comverge to continue to grow and improve its results is subject to risks associated with conditions in the market for energy intelligence solutions, including competition and the pace and consequences of deregulation. A more complete discussion of risks and uncertainties which may affect the accuracy of these statements and the Company's business generally is included in "Business--Factors Which May Affect Future Results" in the Company's most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

                                  Tables Follow


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

                  DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (in thousands)

                                                                              As of December 31,
                                                                         ----------------------------
                                                                             2004            2005
                                                                         ------------    ------------
                                                                                          (unaudited)
                                                                         ------------    ------------
                                     ASSETS

Current assets:
   Cash and cash equivalents .........................................   $        685    $        913
   Short-term bank deposits ..........................................             72              --
   Restricted cash ...................................................            354             247
   Restricted cash (due to a related party) ..........................             --             300
   Accounts receivable, net ..........................................          6,069           4,096
   Unbilled work-in-process ..........................................            533             348
   Inventory .........................................................             61              25
   Other current assets ..............................................            540             709
                                                                         ------------    ------------
      Total current assets ...........................................          8,314           6,638
                                                                         ------------    ------------

Property and equipment, net ..........................................            649             500
Other assets .........................................................            737             334
Funds in respect of employee termination benefits ....................          2,836           1,441
Restricted cash - non-current (due to a related party) ...............             --           1,050
Goodwill .............................................................          4,408             129
Other intangible assets, net .........................................             81              81
                                                                         ------------    ------------

      Total assets ...................................................   $     17,025    $     10,173
                                                                         ============    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Short-term bank credit ............................................   $        729    $        130
   Current maturities of long-term debt ..............................            466             160
   Trade accounts payable ............................................          2,283           1,950
   Accrued payroll, payroll taxes and social benefits ................          1,735             740
   Other current liabilities .........................................          2,227           2,200
                                                                         ------------    ------------
      Total current liabilities ......................................          7,440           5,180
                                                                         ------------    ------------

Long-term liabilities:
   Investment in Comverge, net .......................................          1,444           1,824
   Long-term debt ....................................................            201              75
   Liability for employee termination benefits .......................          4,279           2,264
   Other liabilities .................................................             65              10
                                                                         ------------    ------------

      Total long-term liabilities ....................................          5,989           4,173
                                                                         ------------    ------------

Commitments and contingencies (Note 12)
Minority interests ...................................................          1,471              --
                                                                         ------------    ------------

Shareholders' equity:
   Common stock - $0.01 par value per share:
   Authorized - 20,000 shares; Issued -8,937 shares
    at December 31, 2004 and 2005 ....................................             88              88
   Additional paid-in capital ........................................         39,733          40,011
   Warrants ..........................................................            461             183
   Deferred stock-based compensation .................................            (59)            (36)
   Accumulated deficit ...............................................        (34,290)        (35,608)
   Treasury stock, at cost - 821 shares for December 31, 2004 and 2005         (3,791)         (3,791)
   Accumulated other comprehensive loss ..............................            (17)            (27)
                                                                         ------------    ------------
      Total shareholders' equity .....................................          2,125             820
                                                                         ------------    ------------
         Total liabilities and shareholders' equity ..................   $     17,025    $     10,173
                                                                         ============    ============


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

                  DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                      (in thousands, except per share data)

                                                                            Year ended December 31,
                                                                          ----------------------------
                                                                              2004           2005
                                                                          ------------    ------------
                                                                                          (unaudited)
                                                                          ------------    ------------
Sales:
   Products ...........................................................   $     18,034    $     17,471
   Projects ...........................................................          3,798           4,239
   Other ..............................................................             --             154
                                                                          ------------    ------------
      Total sales .....................................................         21,832          21,864
                                                                          ------------    ------------
Cost of sales:
   Products ...........................................................         14,609          14,397
   Projects ...........................................................          2,606           2,929
   Other ..............................................................             --             120
                                                                          ------------    ------------
      Total cost of sales .............................................         17,215          17,446
                                                                          ------------    ------------
   Gross profit .......................................................          4,617           4,418

Operating expenses:
   Research and development expenses, net .............................             30              53
   Selling, marketing, general and administrative expenses ............          7,137           6,543
                                                                          ------------    ------------

      Total operating expenses ........................................          7,167           6,596
                                                                          ------------    ------------

Operating loss ........................................................         (2,550)         (2,178)

Interest income .......................................................             31              29
Interest expense ......................................................           (118)            (99)
Other income (expense), net ...........................................            240               6
                                                                          ------------    ------------

   Loss before taxes on income ........................................         (2,397)         (2,242)
Taxes on income .......................................................             31             (38)
                                                                          ------------    ------------
Loss from operations of the Company and its consolidated
  subsidiaries ........................................................         (2,428)         (2,204)
Share in losses of Comverge ...........................................         (1,242)           (380)
Gain on sale of shares in Comverge ....................................            705              --
Minority interests ....................................................            (90)            (73)
                                                                          ------------    ------------
   Net loss from continuing operations ................................         (3,055)         (2,657)
Gain on sale of discontinued operations, net of tax ...................             --             541
Net income from discontinued operations, net of tax ...................          1,883             798
                                                                          ------------    ------------

Net loss ..............................................................   $     (1,172)   $     (1,318)
                                                                          ============    ============

Basic and diluted net income (loss) per share:
   Loss per share from continuing operations ..........................   $      (0.38)   $      (0.32)
   Discontinued operations ............................................           0.23            0.16
                                                                          ------------    ------------
   Net loss per share .................................................   $      (0.15)   $      (0.16)
                                                                          ============    ============
Weighted average number of shares
  outstanding - basic and diluted .....................................          7,976           8,117
                                                                          ============    ============


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